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Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in Registration Statement No. 333-60712 on Form F-3 and Registration Statements No. 333-137112 and No. 333-119475 on Form S-8 of Novartis AG of our report dated January 17, 2007 relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

PricewaterhouseCoopers AG

By:	/s/ R.P. MUIR	By:	/s/ D. SUTER
	R.P. Muir		D.Suter

Basel, January 29, 2007

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  Exhibit 14.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM